Exhibit 16.1

July 1, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam,

We have been furnished with a copy of the Form 8-K for the event that occurred on June 26, 2025, to be filed by our former client, Massimo Group. We agree with the statements concerning our firm contained in such Form 8-K.

We have no position to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ ZH CPA, LLC

Denver, Colorado

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us